UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 17, 2008 (March 12, 2008)

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

151 DETROIT STREET

DENVER, COLORADO 80206

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code

(303) 691-3905

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b)  Departure of Principal Operating Officer

On March 17, 2008, Janus Capital Group Inc. (“Janus”) announced that Andrew J. Iseman, the Company’s Executive Vice President and Chief Operating Officer, will resign from all of his positions at Janus and its subsidiaries effective April 3, 2008.

Item 7.01               Regulation FD Disclosure.

Janus has adopted a stock trading plan under Rule 10b5-1 of the Securities and Exchange Act of 1934 (“Exchange Act”) to facilitate the ongoing repurchase of Janus common stock under Janus’ previously-announced stock repurchase program.

A 10b5-1 plan permits a company to repurchase its common stock during times when it would not normally be in the market due to possible possession of nonpublic information.  A broker will have the authority to repurchase Janus shares in accordance with the specific prearranged terms of the plan, without further direction from Janus, during Janus’ trading blackout period for portions of the second quarter of 2008.

The information in Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.

Date: March 17, 2008	By:	/s/Gregory A. Frost
Executive Vice President and Chief Financial Officer